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                                                                   EXHIBIT 10.46

                        QUINTON CARDIOLOGY SYSTEMS, INC.
                            STOCK OPTION GRANT NOTICE

      Quinton Cardiology Systems, Inc. (the "Company") hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice") and in the Stock Option Agreement, which is attached to and incorporated into this Grant Notice in its entirety. The Option is granted outside the Company's 2002 Stock Incentive Plan (the "Plan"), and any other stock option or similar plan of the Company, but, except as expressly provided otherwise in this Grant Notice or in the Stock Option Agreement, is subject to the terms and conditions of the Plan. A copy of the Plan can be obtained on the web at www.wealthviews.com/quin or from the Plan Administrator.

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
PARTICIPANT:                           Feroze D. Motafram

GRANT DATE:                            July 23, 2003

VESTING COMMENCEMENT DATE:             July 23, 2003

NUMBER OF SHARES SUBJECT TO OPTION:    60,000

EXERCISE PRICE (PER SHARE):            $8.32

OPTION EXPIRATION DATE:                July 23, 2013 (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)

TYPE OF OPTION:                        Nonqualified Stock Option

VESTING AND EXERCISABILITY SCHEDULE:   1/4th of the shares subject to the Option will vest and become exercisable one year after the Vesting Commencement Date.

                                       1/36th of the remaining shares subject to the Option will vest and become exercisable monthly thereafter over the next three
                                       years.
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ADDITIONAL TERMS/ACKNOWLEDGEMENT: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice and the Stock
Option Agreement, and acknowledges that the Plan can be obtained on the web at
www.wealthviews.com/quin or from the Plan Administrator. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option
Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

Quinton Cardiology Systems, Inc.       PARTICIPANT

                                       _________________________________________
By: ________________________________                 Signature
Its: _______________________________

                                       Date: ___________________________________
ATTACHMENTS:                           Address: ________________________________
1.  Stock Option Agreement                      ________________________________
2.  2002 Stock Incentive Plan          Taxpayer ID: ____________________________

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                        QUINTON CARDIOLOGY SYSTEMS, INC.

                             STOCK OPTION AGREEMENT

      Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement, Quinton Cardiology Systems, Inc. has granted you an Option outside of its 2002 Stock Incentive Plan (the "Plan"), but, except as expressly provided otherwise in this Stock Option Agreement, subject to the terms and conditions of the Plan, to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the "Shares") at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of the Option are as follows:

      1. VESTING AND EXERCISABILITY. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment or service relationship with the Company or a Related Company and the unvested portion of the Option will terminate.

      2. SECURITIES LAW COMPLIANCE. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      3. METHOD OF EXERCISE. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. At the discretion of the Plan Administrator, you may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) by using shares of Common Stock you have owned for at least six months; (d) if the Common Stock is registered under the Exchange Act, by instructing a broker to deliver to the Company the total payment required; or
(e) by any other method permitted by the Plan Administrator.

      4. MARKET STANDOFF. By exercising the Option you agree that the Shares will be subject to the market standoff restrictions on transfer set forth in the Plan.

      5. TREATMENT UPON TERMINATION OF EMPLOYMENT OR SERVICE RELATIONSHIP. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company or a Related Company for any reason ("Termination of Service"). You may exercise the vested portion of the Option as follows:

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            (a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

            (b) Disability. If your employment or service relationship terminates due to Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and
(ii) the Option Expiration Date.

            (c) Death. If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and

            (d) Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Plan Administrator determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Plan Administrator.

      IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE THE OPTION TERMINATES.

      6. LIMITED TRANSFERABILITY. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution, except that Nonqualified Stock Options may be transferred to the extent permitted by the Plan Administrator. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate.

      7. WITHHOLDING TAXES. As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

      8. OPTION NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

      9. NO RIGHT TO DAMAGES. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Disability or death) of the Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or

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potential profit in Awards will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

      10. BINDING EFFECT. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

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